Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-146485 and No. 333-157955) of Index Oil and Gas Inc. of our reports and sensitivities to such reports relating to the proved oil and gas reserves of Index Oil and Gas Inc. and to the information derived from such reports and sensitivities, which appear in this Form 10-K, to such registration statement.

Houston, Texas	By:	/s/ Ancell Energy Consulting, Inc.
July 10, 2009		Ancell Energy Consulting, Inc.
Independent Petroleum Engineer